Exhibit 1
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees, as of September 13, 2010, that only one statement containing the information required by Schedule 13D, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Cypress Bioscience, Inc., and such statement to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

RA CAPITAL HEALTHCARE FUND, L.P.

By:	RA Capital Management, LLC General Partner

By:	/s/ Peter Kolchinsky
Name:	Peter Kolchinsky
Title:	Manager

RA CAPITAL MANAGEMENT, LLC

By:	/s/ Peter Kolchinsky
Name:	Peter Kolchinsky
Title:	Manager

PETER KOLCHINSKY

/s/ Peter Kolchinsky

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